                             AMENDMENT OF SUBLEASE
                             ---------------------


     THIS AMENDMENT OF SUBLEASE ("Amendment") is made and entered into as of the 6th day of August, 1998, by and between PHARMACIA & UPJOHN COMPANY, a Delaware corporation with an address of 7000 Portage Road, Kalamazoo, Michigan 49001-0199 ("Pharmacia") and METRUM-DATATAPE, INC., a Delaware corporation, formerly known as Metrum-D, Inc., with an address of 455 Fourth Avenue, Suite 350, Louisville, Kentucky 40202 ("Metrum-Datatape") (collectively "the Parties") with reference to the following facts:

                                   RECITALS

     A. The Parties entered into that certain Sublease dated as of November 14, 1997 for the Sublease of certain premises located at 605 East Huntington Drive, Monrovia, California, more particularly described therein (the "Sublease").

     B. The Parties now wish to amend the Sublease, as more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and mutual covenants and conditions hereinafter set forth, the Parties hereto agree as follows:

     1.  Defined Terms.  Except as otherwise indicated, capitalized terms in
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this Amendment shall have the same meaning as in the Sublease.

     2.  Description of Premises.  The Premises described in Exhibit "B"
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attached to the Sublease is hereby deleted and Exhibit "A" attached hereto substituted in its place. Such revised description of the Premises shall be deemed to be the Premises for all purposes under the Sublease as of the date hereof. The Premises shall be deemed to be 69,954 rentable square feet.

     3.  Rent, Prorations and Expenses.  The first two paragraphs of Section 4
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of the Sublease are hereby deleted and restated in their entirety as follows:

     "As rent for the Premises, Metrum-Datatape shall pay directly to Pharmacia the following sums: (i) a basic monthly rental of $47,295 per month (in lieu of the "Basic Monthly Rental" due under Section 4.1 of the Lease), and
     (ii) fifty-two and fifty-five one hundredths percent (52.55%) of any and all rent (other than "Basic Monthly Rental" but including "Additional Rental" and any other sums due pursuant to Section 7.2 of the Lease), or other sums due from Pharmacia under the Lease, commencing on the Effective Date. Notwithstanding the foregoing, if, after March 1, 1999, monitoring of the utility submetering by Pharmacia indicates that Metrum-Datatape's use of the HVAC system is not consistent (by more than ten percent (10%)) with its "pro rata share" of overall Building expenses, Pharmacia shall equitably adjust the pro rate share of the payment due for the Building's HVAC maintenance agreement based upon such actual usage.

     Notwithstanding the foregoing, Metrum-Datatape shall not be liable or responsible for (i) any annual pro rata share of any property taxes required to be paid by Pharmacia under the Lease exceeding $144,000 per year, or (ii) any capital expenses related to or associated with the building systems (boilers, cooling towers, etc.). Metrum-Datatape will be responsible for all expenses of and relating to the relocation of the prior operations of Datatape purchased by

     Metrum-Datatape into the Premises. Pharmacia will cooperate with and assist Metrum-Datatape, without incurring undue expense, in any effort to reduce the property taxes on the Leased Premises and will assist in obtaining any consent of Landlord in connection therewith."

     4.  Parking.  Exhibit "C" attached to the Sublease is hereby deleted and
         --------
replaced in its entirety by Exhibit "B" attached hereto, which, in addition to the parking rights granted in Section 5(ii) hereof, allows Metrum-Datatape the exclusive use of all parking spaces surrounding the Building (including for the use as a location for the Storage Facilities, as defined below, and at least two
(2) handicapped spaces), other than twenty (20) parking spaces on the surface lot surrounding the Building. The twenty (20) spaces are currently labeled as spaces 135 and 136 (handicapped spaces), 137-149 (located in front of the Building) and 85-89 (located on the west side of the Building). Such twenty
(20) spaces shall not be used by Metrum-Datatape or its employees, suppliers, shippers, contractors, customers or invitees.

     5.  License to Use Parking and Other Common Areas.  In addition to Metrum-
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Datatape's rights to use and occupy the Premises as specified herein, and subject to Section 4 hereof and such rules and regulations of the Building as may be applicable, Pharmacia hereby grants Metrum-Datatape, for the benefit of Metrum-Datatape and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease, a non-exclusive license for access, ingress, egress, use and enjoyment, in common with others entitled to such license, to: (i) all public or common areas and facilities outside the Metrum-Datatape Premises and within the exterior boundary of the Leased Premises, including the main lobby of the Building, common corridors and hallways, stairwells, passenger elevators, restrooms, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas (but excluding the aerial walkway to the parking garage across Huntington Drive, "Common Areas"), as they exist from time to time, subject to any rights, powers and privileges reserved by Pharmacia under the terms hereof, and (ii) at least fifty (50) spaces on the first level in the parking structure located across Huntington Drive from the Building but within the Leased Premises (but excluding the aerial walkway to the parking garage across Huntington Drive). Under no circumstances shall the license herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas, except for the existing temporary storage containers (the "Storage Facilities") located in a portion of the surface lot at the rear of the Building and the temporary storage facility located in the parking structure, which must be removed at the expiration or earlier termination of the Sublease consistent with the repair and restoration obligations Metrum-Datatape has under the Sublease and Article XIV of the Lease. Additionally, Metrum-Datatape acknowledges that Room 257F is to be Common Areas and utilized by Pharmacia and GNP as the Building facilities office. In the event that Pharmacia determines that a larger facilities office for the Building is desirable, Pharmacia reserves the right to convert Room 261 to Common Area to be used as additional facilities office for the Building, with a subsequent proportionate adjustment in the "basic monthly rental" and "pro rata share" figures and with Metrum-Datatape paying for the actual cost of such conversion, as estimated in the Scope of Work and Construction Bid from Heil Construction, Inc. attached hereto as Exhibit "D" and made a part hereof. Pharmacia further reserves the right to access those portions of the Premises containing telephone switches, utility meters, connections and equipment and other equipment servicing the entire Building for repair and maintenance purposes. Finally, Metrum-Datatape acknowledges and agrees that Pharmacia shall have the right to lease to third parties (other than GNP or Metrum-Datatape) eighty-one parking spaces relating to the parking structure (thirty-three (33) on the upper deck and forty-eight (48) on the surface lot between the parking structure ramp and Huntington Drive), notwithstanding anything in the Sublease or this Amendment to the contrary.

     6.  Test Chamber Movement.  Metrum-Datatape shall be responsible for moving
         ----------------------
the test chamber from its existing location in the Leased Premises to the location previously approved by Pharmacia within the Premises in full compliance with all applicable governmental and Landlord requirements; provided, however, that such relocation shall be at the sole cost and expense of Pharmacia, but not to exceed $92,000, unless the lowest reasonable and responsible bid received for such moving services plus other related out-of-pocket costs (including without limitation removal of existing concrete slab, asphalt patching, paint touch-up and interior piping demolition) is greater than such amount, in which case Pharmacia shall pay the greater amount, but not to exceed $110,000. Further, upon the expiration or earlier termination of the Sublease, Metrum-Datatape shall be solely responsible, at its own cost and expense, for the removal of any external or interior piping and concrete slab, asphalt patching, paint touch-up and repair of any damage or penetrations of walls caused by such chamber at or external to the new location within the Leased Premises, in addition to any other repair or restoration obligations it may have under the Sublease.

     7.  Acknowledgment of Shared Premises.  Metrum-Datatape acknowledges that
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the balance of the Leased Premises (other than the Common Areas) (the "GNP
Premises") have been subleased by Pharmacia to GNP Computers, Inc. ("GNP"). Metrum-Datatape agrees to cooperate in all reasonable respects with GNP in the use and occupancy of the Building, including without limitation, the use of Common Areas, the sharing of the lobby, the maintenance of the card access security system (in both the Building and the parking structure) and parking areas. Metrum-Datatape agrees to report any disputes between GNP and Metrum-Datatape to Pharmacia for prompt resolution. Metrum-Datatape further acknowledges that Pharmacia has retained Investment Development Services, Inc. ("IDS") as its property manager for the Building and agrees to cooperate in all reasonable respects with IDS in its management of the Building on Pharmacia's behalf. Finally, Metrum-Datatape acknowledges and agrees that the license previously granted pursuant to Section 2(b) of the Sublease for use of the GNP Premises has been revoked and that Metrum-Datatape has no further right or interest in such GNP Premises.

     Notwithstanding the foregoing, the indemnification of Pharmacia set forth in Section 5 of the Sublease shall continue in full force and effect as to the GNP Premises and the Common Areas for any liabilities, claims, costs, expenses, actions or causes of action incurred under the Sublease and related to the GNP Premises and the Common Areas between the Effective Date and the date hereof.

     8.  Furniture, Fixtures and Equipment.  Metrum-Datatape may continue to use
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Pharmacia's leased furniture, fixtures and equipment currently located in the
Premises, together with the existing AT&T System 75 PBX, Audix Voice Mail System and Microcall Call Accounting System, the maintenance and repair of which shall be at Metrum-Datatape's sole cost and expense through the expiration date of the Sublease. Metrum-Datatape and Pharmacia shall agree on a detailed inventory of such furniture, fixtures and equipment within thirty (30) days' of the date hereof.

     9.  Pharmacia's Representations.  Pharmacia represents and warrants that,
         ----------------------------
to the best of its knowledge: (a) the Lease is in full force and effect; (b) Pharmacia is not in default under the terms of the Lease or any assignment or sublease thereof and there has been no event or omission which, with the passage of time or the giving of notice, would constitute such a default by Pharmacia under the Lease or any such assignment or sublease; (c) Pharmacia is not aware of any default under the terms of the Lease by Landlord; (d) Pharmacia has not assigned the Lease nor currently sublet the Premises to any party other than Metrum-Datatape; (e) it has the full right, power and authority to enter into this Amendment without the prior consent of any other person, corporation or governmental entity (except for the approval of the Landlord to this Amendment as provided for in Section 3(a)(ii) of the Sublease); and (f) the lease term set forth in Article 2 of the Lease expires February 1, 2004.

     10. Metrum-Datatape's Representations.  Metrum-Datatape represents and
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warrants to Pharmacia that:  (a) it is a corporation, validly existing and in good standing under the laws of Delaware and has the power to own its own property and is authorized to do business in California; (b) it has the full right, power and authority to enter into this Sublease without the prior consent of any other person, corporation or governmental entity; and (c) the execution of this Amendment and the performance of the Sublease will not cause the breach of Metrum-Datatape's Bylaws or Certificate of Incorporation or any agreement to which Metrum-Datatape is or may be bound.

     11. Miscellaneous
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         (a) Continuing Effectiveness of Agreement.  Except as expressly
             --------------------------------------
modified by this Amendment, the Agreement shall continue unmodified and in full force and effect, and this Amendment shall be subject to all of the unmodified terms of the Agreement, which terms are hereby incorporated by this reference.

         (b) Counterparts and Execution.  This Amendment may be executed in
             ---------------------------
multiple counterparts, each of which shall be deemed an original Amendment, but all of which constitute one (1) Amendment, binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart.

         (c) Applicable Law.  This Amendment shall be governed by and construed
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in accordance with the laws of the State of California.

         (d) Entire Agreement Modification.  This Amendment contains the entire
             -----------------------------
understanding among the parties hereto and supersedes any prior or contemporaneous understanding, correspondence, negotiations, or agreements between them respecting the within subject matter other than the Sublease. No alteration, modification or interpretation of this Amendment shall be binding unless in writing and signed by both parties. The execution of this Amendment by Pharmacia shall in no way constitute a waiver by Pharmacia of any rights or remedies it has against Metrum-Datatape for any defaults or breaches by Metrum-Datatape occurring prior to the date hereof under the Sublease.

         (e) Exhibits.  All exhibits attached to and to which reference is made
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in, this Amendment are incorporated into, and shall be deemed a part of, this
Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

                              "Pharmacia"

                              PHARMACIA & UPJOHN COMPANY,
                              A Delaware corporation



                              By:     /s/ Ted P. Pokorski
                                 ---------------------------------
                                      Its:  Manager, Office
                                      Facilities & Real Estate



                              METRUM-DATATAPE, INC.,
                              A Delaware corporation


                              By:  /s/ Richard L. Davis
                                 ---------------------------------
                                   Its:  Vice President